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                                                                   EXHIBIT 10.18

                              TERMINATION AGREEMENT

      AGREEMENT (this "Agreement"), dated as of November 24, 2003, by and between Tidel Technologies, Inc., a Delaware corporation (the "Company") and Montrose Investments Ltd., a Cayman Island exempt company ("Montrose").

      WHEREAS, as of September 8, 2000, (a) the Company and Montrose entered into that certain Convertible Debenture Purchase Agreement, among the Company and the investors signatory thereto (the "Purchase Agreement"), whereby Montrose purchased 6% Convertible Debentures, issued by the Company in the aggregate principal amount of $15,000,000 (the "Debentures"); (b) the Company issued to Montrose that certain Warrant to purchase from the Company up to a total of 315,789 shares of the Company's common stock, $.01 par value per share (the "Common Stock", and such warrant, the "Warrant"); (c) the Company and Montrose entered into that certain Registration Rights Agreement, among the Company and the investors signatory thereto, as amended (the "Registration Rights Agreement"); and (d) the Company, Montrose and certain other third parties entered into certain other related agreements in connection with the transactions contemplated by the Purchase Agreement (such agreements, together with the Purchase Agreement, the Debenture, the Warrant and the Registration Rights Agreement, the "Montrose Agreements");

      WHEREAS on August 9, 2002, Montrose commenced an action against the Company in the Supreme Court of the State of New York for the County of New York with the Index Number 02/602947 (the "Montrose Litigation");

      WHEREAS the Company and Montrose are now desirous of resolving the Montrose Litigation without further litigation;

      WHEREAS, the Company is negotiating to enter into a financing arrangement, pursuant to which it will be obtaining certain loans and advances from one or more investors, and a condition to such investment(s) is that the Debentures be repaid, the Warrant be cancelled, the other Montrose Agreements be terminated and the Montrose Litigation be dismissed with prejudice;

      WHEREAS, the Company desires to pay to Montrose five million ($5,000,000) dollars in full and complete payment of the Debentures, including all principal, accrued and unpaid interest, fees, charges, penalties, costs and expenses, and Montrose desires to accept such amount as full and complete payment, and the parties desire to dismiss the Montrose Litigation with prejudice and terminate the Warrant and all of the other Montrose Agreements;

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

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      1. PAYMENT OF INDEBTEDNESS AND OBLIGATIONS. As a condition to the obligations of Montrose and the Company contained herein, the Company hereby agrees to pay to Montrose as provided herein the amount of five million ($5,000,000) dollars (the "Payment") as full and complete payment and satisfaction of the Debentures, including without limitation all principal, accrued and unpaid interest, fees, charges, penalties, costs and expenses.

      The Payment shall be made, no later than five business days following the execution of this agreement by Montrose and the Company, by wire transfer of immediately available funds in accordance with the instructions listed on Exhibit A. The Payment shall be free of any claim of subordination and shall be accompanied or preceded by delivery of the Subordination Release (as defined below). All of Montrose's agreements and obligations hereunder are expressly conditioned on receiving the Payment and the Subordination Release within such five business day period, as to which time is of the essence. If, for any reason, the Payment is not made or the Subordination Release is not delivered within such five business day period as required hereunder (and in addition to any other rights or remedies available to Montrose with respect to such breach), the Company shall promptly take all actions necessary to consent to a 90-day extension of Montrose's time to perfect its appeal in the Montrose Litigation, including by signing a stipulation to such effect in a reasonable form prepared by Montrose.

      2. TERMINATION OF AGREEMENTS. Upon and subject to receipt by Montrose of the Payment, (i) any and all commitments, rights, obligations and other agreements of either Montrose or the Company set forth under the Montrose Agreements shall be terminated; (ii) all amounts due and payable by the Company under the Debentures and the Montrose Agreements shall be deemed to be paid in full and complete satisfaction of all outstanding obligations; (iii) Montrose shall deliver to the Company the Debentures marked "Paid in Full," and the Warrant shall be cancelled and delivered to the Company for cancellation; and
(iv) each of the Montrose Agreements shall terminate and shall have no further force or effect.

      3. TERMINATION OF MONTROSE LITIGATION. Within three business days following the receipt by Montrose of the Payment, Montrose shall sign and deliver to the Company a stipulation in the form attached as Exhibit B agreeing to dismiss the Montrose Litigation with prejudice.

      4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and agrees that (i) it has full legal right, power and authority to execute, deliver and perform this Agreement, and consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and (iii) this Agreement constitutes valid, legal and binding obligations of the Company, enforceable against it in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other laws now or hereafter in effect. The performance of the terms of this Agreement does not conflict with, constitute a violation of, or require any notice or consent under, the organizational

                                       2

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documents of the Company or any agreement or instrument to which the Company is a party or by which the Company is bound, and shall not require any consent, approval or notice under any provision of any judgment, order, decree, statute, rule or regulation applicable to the Company. Without limiting the generality of the foregoing, the Company hereby represents and warrants that the execution, delivery and performance of this Agreement, including without limitation the Payment to Montrose hereunder, do not and will not violate the terms of the Subordination Agreement, dated as of September 8, 2000, among Montrose, Tidel Engineering, L.P., the Company and The Chase Manhattan Bank, as amended (the "Subordination Agreement") or require any payment by Montrose to the Lender (as defined thereunder). No later than five business days following the execution of this Agreement by Montrose and the Company, the Company shall deliver to Montrose an acknowledgement, signed by the Lender, consenting to the Payment or stating that the Subordination Agreement has been terminated, in the form attached hereto as Exhibit C (the "Subordination Release").

      5. REPRESENTATIONS AND WARRANTIES OF MONTROSE. Montrose represents, warrants and agrees that:

            (a) (i) it has full legal right, power and authority to execute, deliver and perform this Agreement, and consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement, and the consummation by Montrose of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and (iii) this Agreement constitutes valid, legal and binding obligations of Montrose, enforceable against it in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other laws now or hereafter in effect. The performance of the terms of this Agreement shall not conflict with, constitute a violation of, or require any notice or consent under, the organizational documents of Montrose or any agreement or instrument to which Montrose is a party or by which Montrose is bound, and shall not require any consent, approval or notice under any provision of any judgment, order, decree, statute, rule or regulation applicable to Montrose;

            (b) it holds all right, title and interest to the Debentures and the Warrant, as well as to any and all claims, whether arising under the Montrose Agreement or otherwise, it ever held or holds against the Company or its subsidiaries and affiliates, and it has not transferred, conveyed, sold or otherwise disposed of any of the Debentures or such claims, or entered into any agreement to do any of the foregoing;

            (c) upon receipt of the Payment, it shall have no right to receive any shares of Common Stock or other securities of the Company or any other payments from the Company;

            (d) in making the determination to enter into this Agreement, Montrose has not relied on any statements made or information provided by James
T. Rash, Leonard Carr, or any other officer of Tidel; and

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

            (e) it acknowledges the possibility that greater value might be realized by Montrose in the future for the Debentures, the Warrants, and the other Montrose Agreements, if Montrose retained such securities and rights, but that there are significant future uncertainties regarding the Company and its operations, and Montrose has made the business decision to enter into the transaction set forth in this Agreement based on its business judgment and internal requirements.

      6. COMPANY RELEASE. (a) Upon and subject to receipt by Montrose of the Payment, the Company on its own behalf and on behalf of its officers, directors, employees, agents, representatives, successors and assigns, and anyone claiming by or through any of the foregoing (collectively, the "Company Releasors"), hereby releases and forever discharges Montrose and its respective directors, officers, employees, agents, representative and attorneys (collectively, "Montrose Releasees"), of and from all manner of actions, causes of action, suits, account reckonings, covenants, agreements, damages, judgments, claims and demands whatsoever, at law or in equity which the Company Releasors ever had, now have, or may hereafter have, whether known or unknown, based on or arising out of (i) the Montrose Agreements or (ii) any other facts or circumstances existing on or prior to the date hereof.

            (b) Upon and subject to receipt by Montrose of the Payment, the Company on its own behalf and on behalf of the other Company Releasors, covenants, to the maximum extent permitted by law, that neither it nor any Company Releasor shall at any time hereafter file, commence or maintain or authorize or permit any third party to file, commence or maintain on its behalf, any suit, action or proceeding before any federal, state or local court, administrative body, agency or authority or arbitral organization or other tribunal against the Montrose Releasees with respect to the matters covered by the release set forth in Section 6(a) above.

      7. MONTROSE RELEASE. (a) Upon and subject to receipt by Montrose of the Payment, Montrose, on its own behalf and on behalf of its officers, directors, employees, agents, representatives, successors and assigns, and anyone claiming by or through any of the foregoing (collectively, the "Montrose Releasors"), hereby releases and forever discharges the Company and its subsidiaries, and each of their respective directors, officers, employees, agents, representative and attorneys (collectively, "Company Releasees"), of and from all manner of actions, causes of action, suits, account reckonings, covenants, agreements, damages, judgments, claims and demands whatsoever, at law or in equity which the Montrose Releasors ever had, now have, or may hereafter have, whether known or unknown, based on or arising out of (i) the Montrose Agreements or (ii) any other facts or circumstances existing on or prior to the date hereof.

            (b) Upon and subject to receipt by Montrose of the Payment, Montrose, on its own behalf and on behalf of the other Montrose Releasors, covenants, to the maximum extent permitted by law, that neither it nor any Montrose Releasor shall at any time hereafter file, commence or maintain or authorize or permit any third party to file, commence or maintain on its behalf, any suit, action or proceeding before any federal, state or local court, administrative body, agency or authority or arbitral

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

organization or other tribunal against the Company Releasees with respect to the matters covered by the release set forth in Section 7(a) above.

      8. FURTHER ASSURANCES. The parties agree to execute and deliver to each other such further instruments and other written assurances and to do or cause to be done such further acts or things as may be necessary or convenient to carry out and give effect to the intent of this Agreement or as any of the parties may reasonably request in order to carry out the transactions contemplated herein.

      9. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile, sent by certified, registered or express air mail, or overnight carrier, postage prepaid, and shall be deemed given when so delivered personally or by facsimile, or if mailed, five (5) days after the date of mailing, or if sent by overnight carrier, one (1) day after the date of mailing to the addresses set forth on the signature pages hereto.

      10. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement sets forth the entire agreement among the parties hereto pertaining to the specific subject matter hereof and replace and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto, and there are no warranties, representations or other agreements, whether oral or written, express or implied, statutory or otherwise, between the parties hereto in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

      11. SUCCESSORS. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and legal representatives.

      12. GOVERNING LAW. This Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the State of New York, except that no doctrine of choice of law shall be used to apply any law other than that of New York, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               TIDEL TECHNOLOGIES, INC.

                                               By: /s/ James T. Rash
                                                   -----------------------------
                                               Name: James T. Rash
                                               Title:   CEO
                                               Address: 2900 Wilcrest Drive
                                                        Suite 205
                                                        Houston, TX  77042

                                               MONTROSE INVESTMENTS LTD.

                                               By: /s/ William E. Rose
                                                   -----------------------------
                                               Name: William E. Rose
                                               Title: Authorized Signatory
                                               Address:

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

                                    EXHIBIT A

                           Montrose Wire Instructions

MONTROSE WIRING INSTRUCTIONS:

Citibank N.A., New York

ABA#  021 000 089
Morgan Stanley, NY
A/C # 388-90774
Montrose Investments L.P. # 038-07785

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

                                    EXHIBIT B

                        Form of Stipulation of Dismissal

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

MONTROSE INVESTMENTS LTD.,
                                                       Index. No. 02/602947
                          Plaintiff,

              -against-                                STIPULATION OF
                                                       DISCONTINUANCE

TIDEL TECHNOLOGIES, INC.                               Hon. Charles Edward Ramos

                          Defendant.

      IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, the attorneys of record for the parties to the above entitled action, that whereas no party hereto is an infant or incompetent person for whom a committee has been appointed and no person not a party has an interest in the subject matter of the action, the above entitled action be, and the same hereby is discontinued with prejudice and without costs to any party as against the other, and all claims and counterclaims that were brought or could have been brought in the action are dismissed with prejudice. This stipulation may be filed without further notice with the Clerk of the Court.

Dated: New York, New York
       ___________, 2003

ORANS, ELSEN & LUPERT LLP                 OLSHAN GRUNDMAN FROME
                                          ROSENZWEIG & WOLOSKY LLP

By:_________________________              By:________________________
      Sheldon H. Elsen                         Thomas J. Fleming
Attorneys for Montrose Investments Ltd.   Attorneys for Tidel Technologies, Inc.
One Rockefeller Plaza                     505 Park Avenue
 New York, New York 10020                 New York, New York 10022
(212) 586-2211                            (212) 451-2238

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                                    EXHIBIT C

                          Form of Subordination Release

                                WALLIS STATE BANK

                                                               November __, 2003

Tidel Engineering, L.P.
Tidel Technologies, Inc.
Tidel Cash Systems, Inc.
Tidel Services, Inc.
2900 Wilcrest
Suite 205
Houston, TX 77042

            Re: Payoff Confirmation

Ladies and Gentlemen:

Reference is made to (i) that certain Amended and Restated Revolving Credit Note dated April 30, 2002 (the "Note"), executed and issued by Tidel Engineering, L.P. ("Borrower") in the original principal amount of $4,680,000.00, payable to Wallis State Bank ("Lender"), as transferee and assignee from JP Morgan Chase Bank, as modified by that certain First Modification and Extension Agreement dated as of June 27, 2003 (the "Modification Agreement") among Lender, Borrower and Tidel (as hereinafter defined); (ii) all security agreements, guaranties, assignments, pledges and security devices, of whatever kind or character, listed on Schedule I (together with the Note and the Modification Agreement, the "Loan Documents") to that certain Assignment of Note and Lien (the "Assignment") dated June 30, 2003 executed and delivered by JP Morgan Chase Bank to Lender; (iii) that certain Subordination Agreement made by Montrose Investments, Ltd. ("Montrose"), Borrower, Tidel Technologies, Inc. ("Tidel") and Chase (as assigned to Lender pursuant to the Assignment), dated as of September 8, 2000 (the "Montrose Agreement"); and (iv) that certain Subordination Agreement made by Acorn Investment Trust on behalf of its series Acorn Fund, Borrower, Tidel and Chase (as assigned to Lender pursuant to the Assignment), dated as of September 29, 2000 (the "Acorn Agreement"). All principal, interest, penalties, fees, charges and other amounts due under the Note as modified by the Modification Agreement and the other Loan Documents (including without limitation all "Senior Indebtedness" as defined in the Montrose Agreement or the Acorn Agreement) shall mean the "Obligations". The Note, the Montrose Agreement, the Acorn Agreement, together with the other Loan Documents have been assigned by Chase to Lender pursuant to the Assignment and the Note Purchase Agreement dated June 30, 2003 by and between JPMorgan Chase Bank and Lender, with the consent and agreement of Borrower, Tidel, Tidel Services, Inc. and Tidel Cash Systems, Inc.

      This notice confirms that (i) the undersigned has received payment in full of all obligations under or in respect of the Note as modified by the Modification Agreement and each other Loan Document other than the contingent indemnification obligations set forth in the

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Modification Agreement which survive the repayment of the obligations in respect of the Note and the termination of the Modification Agreement (the "Indemnification"), and all of the Obligations other than the Indemnification which survives the repayment of the Obligation have been paid in full and fully satisfied, (ii) the security interest in all assets of the Borrower, as well as Tidel and all direct and indirect subsidiaries of Tidel, subject to a security interest in favor of the Lender (the "Collateral") is hereby released, (iii) each of the Montrose Agreement and the Acorn Agreement are hereby terminated, and (iv) all other Loan Documents are hereby terminated provided that the Indemnification shall survive the termination of the Modification Agreement and the other Loan Documents.

                                               Very truly yours,

                                               WALLIS STATE BANK

                                               By:_________________________
                                               Name:
                                               Title:

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